Exhibit (23)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated January 29, 2002 incorporated by reference and included in this Form 10-K, into Snap-on Incorporated's previously filed Registration Statement File Nos. 2-53663, 2-53578, 33-7471, 33-22417, 33-37924, 33-39660, 33-57898,
33-55607, 33-58939, 33-58943, 333-14769, 333-21277, 333-21285, 333-41359 and
333-62098. It should be noted that we have not audited any financial statements of Snap-on Incorporated subsequent to December 29, 2001 or performed any audit procedures subsequent to the date of our report.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
March 22, 2002